UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 2, 2011

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DEVRY INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      On May 2, 2011, DeVry Inc. announced the decision by Dr. Thomas Shepherd, DHA, to retire as president of Ross University.  Dr. Shepherd will actively serve as president through the hiring and on-boarding of his successor.

Dr. Shepherd joined Ross shortly after it was acquired by DeVry in 2003.  He has led the institution for more than six years and was one of the key architects of its successful integration into the DeVry family of schools.  He led important initiatives, including recruiting highly qualified faculty, installing cutting-edge technology, advancing accreditation and making significant quality enhancements to improve student outcomes.

Item 7.01.  Regulation FD Disclosure.

A copy of DeVry’s press release announcing the retirement of Dr. Shepherd is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this item.

Item 9.01  Financial Statements and Exhibits.

99.1      Press Release dated May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	May 2, 2011	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 2, 2011.